                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Edmund Y. Sun and Robert B. Pfannkuch, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Signature                   Title                  Date
----------------------   -----------------------   ----------------

/s/ Arvin S. Erickson    Chief Financial Officer   October 31, 1996
-----------------------
Arvin S. Erickson

/s/ Sung Hee Lee         Director                  October 31, 1996
-----------------------
Sung Hee Lee

/s/ Sanford C. Sigoloff  Director                  October 31, 1996
-----------------------
Sanford C. Sigoloff

/s/ Philip B. Smith      Director                  October 31, 1996
-----------------------
Philip B. Smith

/s/ Joseph F. Troy       Director                  October 31, 1996
-----------------------
Joseph F. Troy

